EXHIBIT A


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                         FUNDS                                 EFFECTIVE DATE
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FIRST TRUST PREFERRED SECURITIES AND INCOME ETF               FEBRUARY 1, 2013
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FIRST TRUST MANAGED MUNICIPAL ETF                              APRIL 3, 2014
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